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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

MCA Financial Corp.
23999 Northwestern Highway
Southfield, Michigan

We have issued our report dated April 28, 1997, accompanying the consolidated financial statements of MCA Financial Corp. (the "Company") contained in Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-4837). We consent to the use of the aforementioned report in the Registration Statement and accompanying Prospectus, and to the use of our name as it appears under the caption "Experts".


/S/  MOORE STEPHENS DOEREN MAYHEW, P.C.       /S/ GRANT THORTON LLP

Moor Stephens Doeren Mayhew, P.C.             Grant Thornton LLP
Troy, Michigan                                Troy, Michigan

May 16, 1997                                  May 16, 1997